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                              ** Confidential treatment requested
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MACROVISION-Registered Trademark-      Macrovision Corporation
                                       1341 Orleans Drive
PROTECTING YOUR IMAGE                  Sunnyvale, California 94089
                                       (408)743-8600
                                       Fax (408) 743-8610

Letter Agreement - Confidential
-------------------------------

14 January 1997                        VIA FAX TO 818-566-7685 (5 PAGES TOTAL)

Mr. Craig M. Kornblau
Senior Vice President
Worldwide Operations and Logistics
Buena Vista Home Video
350 South Buena Vista Avenue
Burbank, CA 91521-7890

Dear Craig:

We present below the key business terms related to Disney/Buena Vista Home Video's application of Macrovision's copy protection process to videocassettes and digital video discs ("DVDs") during the period beginning March 1, 1997 and ending February 28, 2000.

1.   MINIMUM FEES AND COPY PROTECTION MAXIMUMS
Disney/Buena Vista Home Video ("Buena Vista") agrees to pay Macrovision a Minimum Guaranteed Application Fee of [ * * ] the period March 1, 1997 through February 28, 1998, [ * * ] for the period March 1, 1998 through February 28, 1999, and [ * * ] for the period March 1, 1999 through February 28, 2000. These fees shall entitle Buena Vista to apply Macrovision copy protection to a maximum number of videocassettes and DVD titles in all Category A countries (as listed on Exhibit 1) combined, as follows:

-------------------------------------------------------------------
                                                       Maximum
               Minimum Guaranteed  Maximum Number of   Number of
Year Ended     Application Fee     Videocassettes      DVD Titles
-------------------------------------------------------------------
 2/28/98                               [ *  * ]
------------
 2/28/99
------------
 2/28/00
-------------------------------------------------------------------

There shall be no carry over from any year to subsequent years in the event that Buena Vista does not apply copy protection to the Maximum Number of Videocassettes or DVD titles in any particular year. It is Buena Vista's intention to apply copy protection to substantially all videocassettes which are produced in


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Category A countries. Buena Vista's failure to apply copy
protection as provided herein shall not constitute a breach of this agreement.

Countries in Category B would not be covered the Minimum Guaranteed Application Fee. Category C and D countries (as listed on Exhibit 1) would INITIALLY not be covered by the Minimum Guaranteed Application Fee but would automatically convert to Category A countries (and therefore be covered by the Minimum Guaranteed Application Fee) if and when Buena Vista undertakes to distribute videocassettes directly in any such Category C or Category D country. For example, if Buena Vista decided to go direct in Brazil, and terminated its home video distribution license with Abril, the volume of Buena Vista-direct cassettes in Brazil effective as of the date Buena Vista went direct in Brazil could be copy protected without payment of an additional fee to Macrovision. "Buena Vista-direct" means any territory where Buena Vista or other wholly owned Disney entity operates either directly or via a joint venture or other entity in which Disney holds at least a 40% ownership interest.
Category E countries will be addressed as described in Exhibit 1.

One half of each years' Minimum Guaranteed Application Fee shall be payable on March 1 of each year and the other half shall be payable on September 1 of each year. The following table presents the payment schedule:

                    --------------------------
                    PAYMENT     PAYMENT AMOUNT
                    DATE
                    --------------------------
                    3/1/97
                    --------------------------
                    9/1/97
                    --------------------------
                    3/1/98        [ *  * ]
                    --------------------------
                    9/1/98
                    --------------------------
                    3/1/99
                    --------------------------
                    9/1/99
                    --------------------------

2.   ADDITIONAL FEES - VIDEOCASSETTES
If, in any of the three years ending February 28, 1998, February 28, 1999, or February 28, 2000 (each, a "Contract Year") Buena Vista applies copy protection to a total number of videocassettes which is greater than the Maximum Number of Videocassettes for such Contract Year, Buena Vista agrees to pay to Macrovision an additional fee of [ * * ] for each such videocassette to which copy protection is applied above the maximum. Each payment for such additional videocassettes will be due and payable no later than 30 days following the close of each Contract Year. [ * * ] Buena Vista agrees to provide Macrovision


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with written notice on September 1, 1997, September 1, 1998, and
September 1, 1999 as to whether it is likely that Buena Vista will apply copy protection to a higher number of videocassettes than the maximum for that Contract Year, and if so, what the total number of copy protected cassettes is likely to be for that full Contract Year. Macrovision shall keep such a report confidential and not disclose such information to third parties and shall use such a report only for purposes of its internal planning and budgeting and for no other purpose. Such report shall not represent a binding commitment on the part of Buena Vista to actually apply copy protection to any particular number of videocassettes in excess of the maximum for that Contract Year.

3.   ADDITIONAL FEES - DVD TITLES
Prior to applying copy protection to more than [ * * ] DVD titles in any Contract Year, Buena Vista agrees to so notify Macrovision and both Buena Vista and Macrovision agrees to enter into good faith negotiations regarding the per-unit fee which Buena Vista would pay to Macrovision for DVD titles to which copy protection is applied in excess of [ * * ] titles per year.

4.   COMMITMENT TO REQUIRE NORTH AMERICAN LICENSEES TO APPLY COPY
PROTECTION
It is Buena Vista's intention to require all Buena Vista home video licensees in North America (such as Columbia House) to copy protect, using Macrovision's copy protection technology or any comparable copy protection technology which in Buena Vista's judgment provides equal or better effectiveness and playability, substantially all Buena Vista titles which they produce (including Touchstone, Hollywood Pictures, Disney, Miramax and other Buena Vista home video labels) and to pay copy protection fees for such titles directly to Macrovision or to such other copy protection supplier, as appropriate. Macrovision shall charge such Buena Vista licensees not more than 6 cents per unit for the application of the Macrovision copy protection process to Buena Vista videocassettes or DVDs. Buena Vista's failure to require such copy protection shall not constitute a breach of this Agreement.

5.   "CP" LOGO COMMITMENT
Buena Vista agrees to use its reasonable efforts to use the triangular "cp" logo in substantially all of its trade advertisements for rental and sell-through videocassettes and DVD titles. Macrovision agrees that Buena Vista's inadvertent omission of the "cp" logo in any particular ad or ads or Buena Vista's failure to notify trade publications in any country as to Buena Vista's copy protection policy will not be considered a material breach of this agreement.

6.   LONG FORM AGREEMENT
Upon acceptance of Buena Vista, this Letter Agreement shall represent a binding agreement between Buena Vista and Macrovision which reflects substantially all fee-related economic terms related to Buena Vista's application of Macrovision's copy protection process to Videocassettes and DVD titles, until such time as a long form agreement incorporating the terms and conditions of this Letter Agreement has been executed by the parties. Macrovision and Buena Vista shall use their reasonable


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MR. CRAIG KORNBLAU                 -4-            1/14/97 CONFIDENTIAL


efforts to negotiate in good faith and prepare and execute within sixty days of acceptance by Buena Vista of this Letter Agreement such long-form agreement.

Buena Vista acknowledges that, due to the "mechanics" of actually applying copy protection to DVDs, Macrovision requires DVD authoring facilities and DVD replicators to sign license agreements with Macrovision which grant them the rights to set Macrovision's copy protection trigger bits to their "on" position for DVD titles and/or replicate DVDs for which Macrovision's copy protection trigger bits have been set to their "on" position. Macrovision agrees that, with respect to Buena Vista DVDs to which copy protection is applied in connection with this Letter Agreement, such licenses will not require such authoring facilities or replicators to pay fees of any kind to Macrovision.

Craig, if the above terms are acceptable to Buena Vista, please confirm this by having the appropriate Buena Vista official sign in the space provided below and return this Letter Agreement to me via FAX. We can then task our respective legal representatives with drafting the long form agreement as described above.

Best Regards,
    /s/ Mark S. Belinsky
Mark S. Belinsky
Vice President, Copy Protection Group

MSB:dh

Attachment (Exhibit 1 - Countries by Category)

Accepted and Agreed by Buena Vista Home Video
---------------------------------------------


     /s/ Craig Kornblau                      1/15/97
-----------------------------------     ------------------------------
By (Signature)                          Date


     Craig Kornblau                     Senior Vice President
-----------------------------------     ------------------------------
Printed Name                            Title


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                            EXHIBIT 1

                      COUNTRIES BY CATEGORY

CATEGORY A - EXISTING BUENA VISTA-DIRECT TERRITORIES COVERED IN
              THE CURRENT AGREEMENT, PLUS MEXICO
- Countries Included: United States, Canada, Australia, Austria, Benelux, Denmark, Finland, France, Germany, Italy, Japan, Mexico, New Zealand, Switzerland, Sweden, Norway, Spain and the United Kingdom
- Status:  Covered by the Minimum Guaranteed Application Fee

CATEGORY B - MACROVISION MASTER LICENSEE TERRITORIES
- Countries Included:  Korea, Egypt, Hungary, Poland
- Status:  Not covered by the Minimum Guaranteed Application
  Fee. Business relationship to be between Macrovision licensee and Buena Vista or the Buena Vista licensee.

CATEGORY C - BUENA VISTA LICENSEE TERRITORIES WITH PRE-EXISTING
             MACROVISION RELATIONSHIPS
- Countries Included:  Brazil, South Africa, Israel, Portugal,
  Iceland
- Status: INITIALLY not covered by the Minimum Guaranteed Application Fee. Business relationship to be between Macrovision or its licensed duplicator and the Buena Vista licensee. Convertible to Category A if/when Buena Vista operates directly in the Category C country and so notifies Macrovision in writing.

CATEGORY D - EXISTING MACROVISION LICENSEE TERRITORIES WHERE
  BUENA VISTA NEITHER OPERATES DIRECTLY NOR HAS A LICENSEE
- Countries Included:  Bulgaria, Croatia, Slovenia

- Status:  INITIALLY not covered by the Minimum Guaranteed
  Application Fee. Business relationship to be between Macrovision and the Buena Vista licensee. Convertible to Category A if/when
  Buena Vista operates directly in the Category D country and so notifies Macrovision in writing.

CATEGORY E - ALL OTHER COUNTRIES
- At Buena Vista's request, Macrovision will install one videocassette copy protection processor unit to support Buena Vista duplication at Buena Vista's chosen duplicator on a country-by-country basis. Each of these installations would involve a three-party agreement between Macrovision, the licensed duplicator, and Buena Vista or its home video licensee and a one time advance payment of [ * * ] from Buena Vista to Macrovision which would be recoupable against copy protection service fees in the relevant country. The fee payable to Macrovision for application of the copy protection process in any Category E country shall be [ * * ] per cassette. Installation of Macrovision processors in Taiwan is subject to an appropriate legal framework being in place to control black boxes. Installation of Macrovision processors in Hong Kong is subject to satisfactory resolution (as relates to the protection of intellectual property) of Hong Kong's incorporation into the People's Republic of China and the related impact on the economic and legal climate.